Exhibit 23(j)(1) under Form N-1A
              Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information for Federated Corporate Bond Strategy Portfolio, Federated Mortgage Strategy Portfolio, and Federated High-Yield Strategy Portfolio in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A, No. 333-128884) of Federated Managed Pool Series and to the incorporation by reference of our reports, dated February 18, 2009, on Federated Corporate Bond Strategy Portfolio, Federated Mortgage Strategy Portfolio, and Federated High-Yield Strategy Portfolio (three of the portfolios constituting Federated Managed Pool Series) included in the Annual Shareholder Reports for the fiscal year ended December 31, 2008.

              /s/ Ernst & Young LLP

Boston, Massachusetts
February 23, 2009